Press Release

    Date:    November 7, 2023                Contact: Enstar Communications
    For Release: Immediately             Telephone: +1 (441) 292-3645

Enstar Group Limited Reports Third Quarter 2023 Results

•Net Earnings of $38 million and Return on Equity of 0.9%, Primarily Driven by Investment Results
•Book Value per Ordinary Share of $282.37 (Adjusted* $277.01) as of September 30, 2023
•Closed Previously Announced Transaction with AIG, Subsequent to Quarter-End
•Post-Quarter End, Agreed to Repurchase $191 Million of Ordinary Shares at a 5% Discount to the Trailing 10-Day Volume Weighted Average Price of Enstar Ordinary Shares as of November 3, 2023 (Representing a 19.5% Discount to Book Value Per Ordinary Share as of September 30, 2023)
HAMILTON, Bermuda - November 7, 2023 - Enstar Group Limited (Nasdaq: ESGR) filed its quarterly report on Form 10-Q with the SEC earlier today. The third quarter 2023 results with expanded commentary is available on Enstar's investor relations website at investor.enstargroup.com.
Third Quarter 2023 Highlights:

•Net earnings attributable to Enstar ordinary shareholders of $38 million, or $2.43 per diluted ordinary share, compared to net loss attributable to Enstar ordinary shareholders of $432 million, or $25.39 per diluted ordinary share, for the three months ended September 30, 2022.
•Return on equity ("ROE") of 0.9% and Adjusted ROE* of 2.5% for the quarter compared to (9.4)% and (2.5)%, respectively, in the third quarter of 2022. ROE performance was driven by investment returns of $146 million. Adjusted ROE* excludes $80 million of net realized and unrealized losses on our fixed maturities.
•Run-off liability earnings ("RLE") of $15 million was driven by favorable development on our workers' compensation and property lines of business and a reduction in the provisions for ULAE, partially offset by a charge to increase the value of certain portfolios that are held at fair value due to decreases in U.K. corporate bond yields and adverse development on our general casualty and all other line of business. In comparison, RLE of $141 million in the comparative quarter was positively impacted by favorable development in our workers’ compensation and marine, aviation and transit lines of business, as well as income resulting from reductions in the value of certain portfolio liabilities that are held at fair value due to increases in global corporate bond yields. The comparative quarter results were partially offset by adverse development on our general casualty and motor lines of business.
•Annualized total investment return (“TIR”) of 1.8% and Annualized Adjusted TIR* of 4.5%, compared to (13.1)% and (1.3)%, respectively, for the three months ended September 30, 2022. Recognized investment results benefited from net realized and unrealized gains on our other investments, including equities, of $86 million and net investment income of $143 million, partially offset by net realized and unrealized losses on our fixed maturities, including other comprehensive income (“OCI”) of $143 million.
•Signed agreement with American International Group, Inc. (“AIG”) to provide protection to AIG on its retained exposure to adverse development on Validus Re carried loss reserves, up to a limit of $400 million. The
Enstar Group Limited | Third Quarter 2023 Press Release                 1

agreement became effective as of November 1, 2023, corresponding to the closing of AIG’s sale of Validus Re to RenaissanceRe.
* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.
Announces Repurchase of $191 Million of Ordinary Shares in Accretive Transaction:

Subsequent to the end of the third quarter, in two separate transactions, Enstar agreed to repurchase 791,735 ordinary shares from Canada Pension Plan Investment Board (“CPP Investments”) and its affiliate, and 50,000 ordinary shares from the Trident V funds managed by Stone Point Capital LLC (“the Trident V Funds”) at a price of $227.18 per share, totaling approximately $191 million in aggregate. The price represents a 5% discount to the trailing 10-day volume weighted average price of Enstar’s ordinary shares as of the close of business on November 3, 2023. Additionally, Enstar’s Chief Executive Officer, Dominic Silvester, will acquire 45,000 ordinary shares for approximately $10 million from the Trident V Funds.
These transactions are scheduled to close on November 14, 2023.

Dominic Silvester, Enstar CEO, said:

“We maintained strong operational momentum in the third quarter with our agreement with AIG and ongoing execution of our strategic priorities, while delivering year-to-date growth in book value per share.  As we look to the end of 2023, we will rely on our core strengths of scale, claims management experience and our strong balance sheet to continue providing long-term value.”

Nine Months Ended September 30, 2023 Highlights:

•Net earnings attributable to Enstar ordinary shareholders of $483 million, or $30.05 per diluted ordinary share, compared to net loss attributable to Enstar ordinary shareholders of $1.1 billion, or $65.61 per diluted ordinary share, for the nine months ended September 30, 2022.
•ROE of 10.8% and Adjusted ROE* of 10.8%, compared to (19.5)% and (5.2)%, respectively, for the nine months ended September 30, 2022. ROE performance was driven by investment returns of $660 million and a year-to-date net gain recognized on the completion of the novation of the Enhanzed Re reinsurance of a closed block of life annuity policies of $195 million.
•RLE of $35 million was driven by favorable development on our workers' compensation and property lines of business and a reduction in the provisions for ULAE, partially offset by a charge to increase the value of certain portfolios that are held at fair value and adverse development on our general casualty and all other line of business. In comparison, RLE of $476 million for the nine months ended September 30, 2022 was positively impacted by favorable development in our workers’ compensation, professional indemnity/directors and officers and marine, aviation and transit lines of business, as well as income resulting from reductions in the value of certain portfolio liabilities that are held at fair value due to increases in global corporate bond yields. The comparative period results were partially offset by adverse development in our general casualty and motor lines of business.
•Annualized TIR of 4.7% and Annualized Adjusted TIR* of 5.3%, compared to (13.0)% and (1.0)%, respectively, for the nine months ended September 30, 2022. Recognized investment results benefited from net realized and unrealized gains on our other investments, including equities, of $295 million and net investment income of $471 million, partially offset by net realized and unrealized losses on our fixed maturities, including other comprehensive income (“OCI”) of $126 million.
•Completed $1.9 billion LPT agreement with certain subsidiaries of QBE Insurance Group Limited (“QBE”) and AUD $360 million (USD $245 million) LPT with RACQ Insurance Limited (“RACQ”). At closing, we assumed net loss reserves of $2.0 billion from QBE and $179 million from RACQ, respectively.
•Amended and restated our existing revolving credit agreement, increasing commitments from $600 million to $800 million and increasing the term by five years.
Enstar Group Limited | Third Quarter 2023 Press Release                 2

•Repurchased remaining $341 million of non-voting convertible ordinary shares, at a price that represented a 13% discount to year-end book value at the time the repurchase was negotiated as reported in our Annual Report on Form 10-K for the year ended December 31, 2022, simplifying Enstar’s capital structure. Following the adoption of the long-duration targeted improvements accounting standard which required adjustments to our financial statements (including equity) on a retrospective basis, the price paid in the repurchase transaction represented a 23% discount to year-end book value as reported in and further described in our Quarterly Report on Form 10-Q for the period ended September 30, 2023.

* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

Enstar Group Limited | Third Quarter 2023 Press Release                 3

Key Financial and Operating Metrics

We use the following GAAP and Non-GAAP measures to monitor the performance of and manage the company:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023	2022	$ / pp / bp Change		2023	2022	$ / pp / bp Change
	(in millions of U.S. dollars, except per share data)
Key Earnings Metrics
Net earnings (loss) attributable to Enstar ordinary shareholders	$38	$(432)	$470		$483	$(1,133)	$1,616
Adjusted operating income (loss) attributable to Enstar ordinary shareholders*	$128	$(136)	$264		$634	$(285)	$919
ROE	0.9%	(9.4)%	10.3	pp	10.8%	(19.5)%	30.3	pp
Annualized ROE					14.4%	(26.0)%	40.4	pp
Adjusted ROE*	2.5%	(2.5)%	5.0	pp	10.8%	(5.2)%	16.0	pp
Annualized Adjusted ROE*					14.4%	(6.9)%	21.3	pp

Key Run-off Metrics
Prior period development	$15	$141	$(126)		$35	$476	$(441)
Adjusted prior period development*	$32	$61	$(29)		$76	$237	$(161)
RLE	0.1%	1.2%	(1.1)	pp	0.3%	4.0%	(3.7)	pp
Adjusted RLE*	0.2%	0.5%	(0.3)	pp	0.6%	1.9%	(1.3)	pp

Key Investment Return Metrics
Total investable assets	$18,594	$19,310	$(716)		$18,594	$19,310	$(716)
Adjusted total investable assets*	$19,816	$21,236	$(1,420)		$19,816	$21,236	$(1,420)
Annualized investment book yield	3.53%	2.32%	121	bp	3.73%	2.15%	158	bp
Annualized TIR	1.8%	(13.1)%	14.9	pp	4.7%	(13.0)%	17.7	pp
Annualized Adjusted TIR*	4.5%	(1.3)%	5.8	pp	5.3%	(1.0)%	6.3	pp

					As of
Key Shareholder Metrics					September 30, 2023	December 31, 2022
Book value per ordinary share					$282.37	$262.24	$20.13
Adjusted book value per ordinary share*					$277.01	$258.92	$18.09

pp - Percentage point(s)
bp - Basis point(s)
*Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

Enstar Group Limited | Third Quarter 2023 Press Release                 4

Results of Operations By Segment - For the Three and Nine Months Ended September 30, 2023 and 2022

Run-off Segment
The following is a discussion and analysis of the results of operations for our Run-off segment.

	Three Months Ended			Nine Months Ended
	September 30,		$ Change	September 30,		$ Change
	2023	2022		2023	2022
INCOME	(in millions of U.S. dollars)
Net premiums earned	$14	$1	$13	$29	$27	$2
Other income:
Reduction in estimates of net ultimate defendant A&E liabilities - prior periods	—	—	—	2	4	(2)
Reduction in estimated future defendant A&E expenses	1	—	1	2	1	1
All other income	—	2	(2)	7	14	(7)
Total other income	1	2	(1)	11	19	(8)
Total income	15	3	12	40	46	(6)

EXPENSES
Net incurred losses and LAE:
Current period	5	10	(5)	18	35	(17)
Prior periods:
Reduction in estimates of net ultimate losses	(12)	(46)	34	(35)	(183)	148
Reduction in provisions for ULAE	(19)	(15)	(4)	(37)	(49)	12
Total prior periods	(31)	(61)	30	(72)	(232)	160
Total net incurred losses and LAE	(26)	(51)	25	(54)	(197)	143
Acquisition costs	—	1	(1)	6	18	(12)
General and administrative expenses (1)	44	38	6	130	123	7
Total expenses	18	(12)	30	82	(56)	138

SEGMENT NET (LOSS) EARNINGS	$(3)	$15	$(18)	$(42)	$102	$(144)
(1) Includes an adjustment made to correct immaterial errors related to the allocation of third quarter 2022 expenses, which increased general and administrative expenses by $4 million and $14 million for the three and nine months ended September 30, 2022, respectively.
Overall Results
Three Months Ended September 30, 2023 versus 2022: Net loss from our Run-off segment was $3 million compared to net earnings of $15 million in the comparative quarter, primarily due to:
•A $30 million decrease in favorable PPD in the current quarter, mainly driven by a $34 million decrease in the reduction in estimates of net ultimate losses in comparison to the comparative quarter.
◦During the third quarter of 2023, we recognized favorable development on our workers’ compensation and property lines of business of $24 million and $17 million, respectively, as a result of favorable claims experience. The results were partially offset by adverse development on our general casualty line of business of $41 million, primarily due to a small number of large losses across several portfolios, particularly on excess business, and adverse development on our all other line of business of $17 million, driven by identified deterioration on abuse claims.
◦In comparison, during the third quarter of 2022 we recognized favorable development of $54 million on our workers’ compensation line of business as a result of favorable claim settlements, and favorable development of $28 million on our marine, aviation and transit line of business as a result of lower claim activity. This was partially offset by adverse development on our general casualty and motor lines of business of $21 million and $19 million, respectively, primarily due to worse than expected claims experience and adverse development on claims; partially offset by
•A net favorable change in net premiums earned, current period net incurred losses and LAE and acquisition costs of $19 million, following our exit of our StarStone International business beginning in 2020.
Enstar Group Limited | Third Quarter 2023 Press Release                 5

Nine Months Ended September 30, 2023 versus 2022: Net loss from our Run-off segment was $42 million compared to net earnings of $102 million in the comparative period, primarily due to:
•A $160 million decrease in favorable PPD, mainly driven by a $148 million decrease in the reduction in estimates of net ultimate losses in comparison to the comparative period.
◦The prior period reduction in estimates of net ultimate losses of $35 million was driven by net favorable development across multiple Run-off segment lines of business. We recognized $44 million of favorable development on our workers’ compensation line of business as a result of continued favorable claims experience and $16 million of favorable development on our property line of business as a result of favorable claims experience. The results were partially offset by $37 million of adverse development in our general casualty line of business, primarily due to a small number of large losses across several portfolios, particularly on excess business, and $18 million of adverse development on our all other line of business, driven by identified deterioration on abuse claims.
◦We also increased our ULAE provision by $21 million as a result of assuming active claims control on our 2022 LPT agreement with Argo, which offset other ULAE reserve adjustments from our run-off operations.
◦In comparison, during the nine months ended September 30, 2022, we recognized favorable development of $104 million on our workers’ compensation line of business as a result of favorable claim settlements. We also recognized favorable development of $85 million on our professional indemnity/directors and officers line of business and favorable development of $38 million on our marine, aviation and transit line of business as a result of lower claims activity. This was partially offset by adverse development on our general casualty and motor lines of business of $31 million and $20 million, respectively, as a result of worse than expected claims experience and adverse development on claims; partially offset by
•A net favorable change in net premiums earned, current period net incurred losses and LAE and acquisition costs of $31 million, following our exit of our StarStone International business beginning in 2020.

Enstar Group Limited | Third Quarter 2023 Press Release                 6

Investments Segment
The following is a discussion and analysis of the results of operations for our Investments segment.

	Three Months Ended			Nine Months Ended
	September 30,		$ Change	September 30,		$ Change
	2023	2022		2023	2022
	(in millions of U.S. dollars)
INCOME
Net investment income:
Fixed maturities	$120	$94	$26	$396	$247	$149
Cash and restricted cash	14	2	12	27	3	24
Other investments, including equities	15	22	(7)	62	63	(1)
Less: Investment expenses	(6)	(4)	(2)	(14)	(19)	5
Total net investment income	143	114	29	471	294	177
Net realized (losses) gains:
Fixed maturities	(12)	(23)	11	(62)	(88)	26
Other investments, including equities	(2)	(13)	11	29	(23)	52
Net realized (losses) gains:	(14)	(36)	22	(33)	(111)	78
Net unrealized gains (losses):
Fixed maturities, trading	(68)	(391)	323	(66)	(1,061)	995
Other investments, including equities	88	(151)	239	266	(445)	711
Total net unrealized gains (losses):	20	(542)	562	200	(1,506)	1,706
Total income (loss)	149	(464)	613	638	(1,323)	1,961

EXPENSES
General and administrative expenses (1)	12	9	3	33	26	7
Total expenses	12	9	3	33	26	7

(Losses) earnings from equity method investments	(3)	(20)	17	22	12	10

SEGMENT NET EARNINGS (LOSS)	$134	$(493)	$627	$627	$(1,337)	$1,964
(1) Includes an adjustment made to correct immaterial errors related to the allocation of third quarter 2022 expenses, which decreased general and administrative expenses by $0 and $2 million for the three and nine months ended September 30, 2022, respectively.
Overall Results
Three Months Ended September 30, 2023 versus 2022: Net earnings from our Investments segment were $134 million for the three months ended September 30, 2023 compared to net losses of $493 million for the three months ended September 30, 2022. The favorable movement of $627 million was primarily due to:
•a decrease in net realized and unrealized losses on fixed maturities of $334 million, primarily as a result of a less significant increase in interest rates across U.S., U.K. and European markets relative to the comparable quarter;
•net realized and unrealized gains on other investments, including equities, of $86 million, compared to net realized and unrealized losses of $164 million in the comparative period. The favorable variance of $250 million was primarily driven by:
◦Net gains for the three months ended September 30, 2023, primarily driven by our private equity funds, private credit funds, CLO equities and fixed income funds, which are typically recorded on a one quarter lag, largely as a result of second quarter 2023 global equity market performance and tightening high yield credit spreads; in comparison to
◦Net losses for the three months ended September 30, 2022, primarily driven by our public equities, fixed income funds, private equity funds and hedge funds, largely as a result of global equity market declines and widening of high yield credit spreads; and
Enstar Group Limited | Third Quarter 2023 Press Release                 7

•an increase in our net investment income of $29 million, which is primarily due to the reinvestment of fixed maturities at higher yields, deployment of consideration received from deals closed over the past 12 months and the impact of rising interest rates on the $3.3 billion of our average fixed maturities outstanding during the period that are subject to floating interest rates. Our floating rate investments generated increased net investment income of $20 million, which equates to an increase of 168 basis points on those investments in comparison to the prior quarter.
Nine Months Ended September 30, 2023 versus 2022: Net earnings from our Investments segment were $627 million for the nine months ended September 30, 2023 compared to net losses of $1.3 billion for the nine months ended September 30, 2022. The favorable movement of $2.0 billion was primarily due to:
•a decrease in net realized and unrealized losses on fixed maturities of $1.0 billion, primarily as a result of a less significant increase in interest rates across U.S., U.K. and European markets relative to the comparative period, in addition to a tightening of credit spreads in the current period;
•net realized and unrealized gains on other investments, including equities, of $295 million, compared to net realized and unrealized losses of $468 million in the comparative period. The favorable variance of $763 million was primarily driven by:
◦Net gains for the nine months ended September 30, 2023, primarily due to our public equities, private equity funds, private credit funds and fixed income funds, largely as a result of strong global equity market performance and tightening of high yield credit spreads; in comparison to
◦Net losses for the nine months ended September 30, 2022, due to our public equities, fixed income funds, CLO equities and hedge funds, largely as a result of global equity market declines and widening of high yield credit spreads; and
•an increase in our net investment income of $177 million, which is primarily due to the reinvestment of fixed maturities at higher yields, deployment of consideration received from deals closed over the past 12 months and the impact of rising interest rates on the $3.2 billion of our average fixed maturities outstanding during the period that are subject to floating interest rates. Our floating rate investments generated increased net investment income of $76 million, which equates to an increase of 269 basis points on those investments in comparison to the prior period.

Enstar Group Limited | Third Quarter 2023 Press Release                 8

Income and (Loss) Earnings by Segment - For the Three and Nine Months Ended September 30, 2023 and 2022

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	$ Change	2023	2022	$ Change
	(in millions of U.S. dollars)
INCOME
Run-off	$15	$3	$12	$40	$46	$(6)
Assumed Life	1	2	(1)	276	17	259
Investments	149	(464)	613	638	(1,323)	1,961
Legacy Underwriting	—	—	—	—	8	(8)
Subtotal	165	(459)	624	954	(1,252)	2,206
Corporate and other	(4)	(7)	3	(7)	10	(17)
Total income (loss)	$161	$(466)	$627	$947	$(1,242)	$2,189

SEGMENT NET EARNINGS (LOSS)
Run-off (1)	$(3)	$15	$(18)	$(42)	$102	$(144)
Assumed Life	1	(7)	8	276	15	261
Investments (1)	134	(493)	627	627	(1,337)	1,964
Legacy Underwriting	—	—	—	—	—	—
Total segment net earnings (loss)	132	(485)	617	861	(1,220)	2,081
Corporate and other (1)	(94)	53	(147)	(378)	87	(465)
NET EARNINGS (LOSS) ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$38	$(432)	$470	$483	$(1,133)	$1,616

(1) Third quarter 2022 presentation of segment results include an adjustment made to correct immaterial errors related to the allocation of expenses. For the three and nine months ended September 30, 2022, Run-off segment general and administrative expenses increased by $4 million and $14 million, respectively, Investment segment general and administrative expenses decreased by $0 and $2 million, respectively, and Corporate and other activities general and administrative expenses decreased by $4 million and $12 million, respectively.
For additional detail on the Assumed Life segment, the Legacy Underwriting segment and Corporate and other activities, please refer to our Quarterly Report on Form 10-Q for the period ended September 30, 2023.
Enstar Group Limited | Third Quarter 2023 Press Release                 9

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘aim’, ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future events or performance. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2022 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

About Enstar

Enstar is a NASDAQ-listed leading global (re)insurance group that offers capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe and Australia. A market leader in completing legacy acquisitions, Enstar has acquired over 115 companies and portfolios since its formation. For further information about Enstar, see www.enstargroup.com.

Contacts

For Investors: Matthew Kirk (investor.relations@enstargroup.com)
For Media: Jenna Kerr (communications@enstargroup.com)
Enstar Group Limited | Third Quarter 2023 Press Release                 10

ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
For the Three and Nine Months Ended September 30, 2023 and 2022

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(expressed in millions of U.S. dollars, except share and per share data)
INCOME
Net premiums earned	$14	$4	$29	$52
Net investment income	143	116	471	302
Net realized losses	(14)	(36)	(33)	(111)
Net unrealized gains (losses)	20	(546)	200	(1,518)
Other (expense) income	(2)	(4)	280	33
Total income (loss)	161	(466)	947	(1,242)

EXPENSES
Net incurred losses and loss adjustment expenses
Current period	5	13	18	39
Prior periods	(15)	(141)	(35)	(476)
Total net incurred losses and loss adjustment expenses	(10)	(128)	(17)	(437)
Policyholder benefit expenses	—	7	—	25
Amortization of net deferred charge assets	34	21	75	60
Acquisition costs	—	—	6	20
General and administrative expenses	91	66	265	234
Interest expense	22	23	67	71
Net foreign exchange gains	(23)	(17)	(24)	(27)
Total expenses	114	(28)	372	(54)

EARNINGS (LOSS) BEFORE INCOME TAXES	47	(438)	575	(1,188)
Income tax benefit (expense)	7	(8)	12	(4)
(Losses) earnings from equity method investments	(3)	(20)	22	12
NET EARNINGS (LOSS)	51	(466)	609	(1,180)
Net (earnings) loss attributable to noncontrolling interests	(4)	43	(99)	74
NET EARNINGS (LOSS) ATTRIBUTABLE TO ENSTAR	47	(423)	510	(1,106)
Dividends on preferred shares	(9)	(9)	(27)	(27)
NET EARNINGS (LOSS) ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$38	$(432)	$483	$(1,133)

Earnings (loss) per ordinary share attributable to Enstar:
Basic	$2.46	$(25.39)	$30.26	$(65.61)
Diluted	$2.43	$(25.39)	$30.05	$(65.61)
Weighted average ordinary shares outstanding:
Basic	15,464,824	17,013,348	15,962,910	17,269,870
Diluted	15,606,105	17,126,880	16,070,925	17,382,578
Enstar Group Limited | Third Quarter 2023 Press Release                 11

ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2023 and December 31, 2022

	September 30, 2023	December 31, 2022
	(in millions of U.S. dollars, except share data)
ASSETS
Short-term investments, trading, at fair value	$4	$14
Short-term investments, available-for-sale, at fair value (amortized cost: 2023 — $59; 2022 — $37)	59	38
Fixed maturities, trading, at fair value	1,904	2,370
Fixed maturities, available-for-sale, at fair value (amortized cost: 2023 — $5,901; 2022 — $5,871; net of allowance: 2023 — $23; 2022 — $33)	5,267	5,223
Funds held - directly managed	2,678	2,040
Equities, at fair value (cost: 2023 — $831; 2022 — $1,357)	881	1,250
Other investments, at fair value (includes consolidated variable interest entity: 2023 - $63; 2022 - $3)	3,637	3,296
Equity method investments	409	397
Total investments	14,839	14,628
Cash and cash equivalents	497	822
Restricted cash and cash equivalents	387	508
Accrued interest receivable	74	72
Reinsurance balances recoverable on paid and unpaid losses (net of allowance: 2023 — $134; 2022 — $131)	735	856
Reinsurance balances recoverable on paid and unpaid losses, at fair value	214	275
Insurance balances recoverable (net of allowance: 2023 and 2022 — $5)	173	177
Funds held by reinsured companies	2,871	3,582
Net deferred charge assets	763	658
Other assets	478	576
TOTAL ASSETS	$21,031	$22,154
LIABILITIES
Losses and loss adjustment expenses	$11,836	$11,721
Losses and loss adjustment expenses, at fair value	1,108	1,286
Future policyholder benefits	—	821
Defendant asbestos and environmental liabilities	572	607
Insurance and reinsurance balances payable	230	100
Debt obligations	1,831	1,829
Other liabilities	384	462
TOTAL LIABILITIES	15,961	16,826
COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTERESTS	183	168

SHAREHOLDERS’ EQUITY
Ordinary Shares (par value $1 each, issued and outstanding 2023: 16,031,203; 2022: 17,588,050):
Voting Ordinary Shares (issued and outstanding 2023: 16,031,203; 2022: 15,990,338)	16	16
Non-voting convertible ordinary Series C Shares (issued and outstanding 2023: 0; 2022: 1,192,941)	—	1
Non-voting convertible ordinary Series E Shares (issued and outstanding 2023: 0; 2022: 404,771)	—	—
Preferred Shares:
Series C Preferred Shares (issued and held in treasury 2023 and 2022: 388,571)	—	—
Series D Preferred Shares (issued and outstanding 2023 and 2022: 16,000; liquidation preference $400)	400	400
Series E Preferred Shares (issued and outstanding 2023 and 2022: 4,400; liquidation preference $110)	110	110
Treasury shares, at cost (Series C Preferred shares 2023 and 2022: 388,571)	(422)	(422)
Joint Share Ownership Plan (voting ordinary shares, held in trust 2023 and 2022: 565,630)	(1)	(1)
Additional paid-in capital	455	766
Accumulated other comprehensive loss	(570)	(302)
Retained earnings	4,889	4,406
Total Enstar Shareholders’ Equity	4,877	4,974
Noncontrolling interests	10	186
TOTAL SHAREHOLDERS’ EQUITY	4,887	5,160
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY	$21,031	$22,154
Enstar Group Limited | Third Quarter 2023 Press Release                 12

Non-GAAP Financial Measures

In addition to our key financial measures presented in accordance with GAAP, we present other non-GAAP financial measures that we use to manage our business, compare our performance against prior periods and against our peers, and as performance measures in our incentive compensation program.
These non-GAAP financial measures provide an additional view of our operational performance over the long-term and provide the opportunity to analyze our results in a way that is more aligned with the manner in which our management measures our underlying performance.
The presentation of these non-GAAP financial measures, which may be defined and calculated differently by other companies, is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Some of the adjustments reflected in our non-GAAP measures are recurring items, such as the exclusion of adjustments to net realized and unrealized (gains)/losses on fixed maturity investments recognized in our income statement, the fair value of certain of our loss reserve liabilities for which we have elected the fair value option, and the amortization of fair value adjustments.
Management makes these adjustments in assessing our performance so that the changes in fair value due to interest rate movements, which are applied to some but not all of our assets and liabilities as a result of preexisting accounting elections, do not impair comparability across reporting periods.
It is important for the readers of our periodic filings to understand that these items will recur from period to period.
However, we exclude these items for the purpose of presenting a comparable view across reporting periods of the impact of our underlying claims management and investments without the effect of interest rate fluctuations on assets that we anticipate to hold to maturity and non-cash changes to the fair value of our reserves.
Similarly, our non-GAAP measures reflect the exclusion of certain items that we deem to be nonrecurring, unusual or infrequent when the nature of the charge or gain is such that it is not reasonably likely that such item may recur within two years, nor was there a similar charge or gain in the preceding two years. This includes adjustments related to bargain purchase gains on acquisitions of businesses, net gains or losses on sales of subsidiaries, net assets of held for sale or disposed subsidiaries classified as discontinued operations and other items that we separately disclose.
The following table presents more information on each non-GAAP measure. The results and GAAP reconciliations for these measures are set forth further below.

Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Adjusted book value per ordinary share	Total Enstar ordinary shareholders' equity Divided by Number of ordinary shares outstanding, adjusted for: -the ultimate effect of any dilutive securities on the number of ordinary shares outstanding
Increases the number of ordinary shares to reflect the exercise of equity awards granted but not yet vested as, over the long term, this presents both management and investors with a more economically accurate measure of the realizable value of shareholder returns by factoring in the impact of share dilution.

We use this non-GAAP measure in our incentive compensation program.

Enstar Group Limited | Third Quarter 2023 Press Release                 13

Adjusted return on equity (%)	Adjusted operating income (loss) attributable to Enstar ordinary shareholders divided by adjusted opening Enstar ordinary shareholder's equity
Calculating the operating income (loss) as a percentage of our adjusted opening Enstar ordinary shareholders' equity provides a more consistent measure of the performance of our business by enabling comparison between the financial periods presented.

We eliminate the impact of net realized and unrealized (gains) losses on fixed maturities and funds-held directly managed and the change in fair value of insurance contracts for which we have elected the fair value option, as:
•we typically hold most of our fixed maturities until the earlier of maturity or the time that they are used to fund any settlement of related liabilities which are generally recorded at cost; and
•removing the fair value option improves comparability since there are limited acquisition years for which we elected the fair value option.

Therefore, we believe that excluding their impact on our earnings improves comparability of our core operational performance across periods.

We include fair value adjustments as non-GAAP adjustments to the adjusted operating income (loss) attributable to Enstar ordinary shareholders as they are non-cash charges that are not reflective of the impact of our claims management strategies on our loss portfolios.

We eliminate the net gain (loss) on the purchase and sales of subsidiaries and net earnings from discontinued operations, as these items are not indicative of our ongoing operations.

We use this non-GAAP measure in our incentive compensation program.

Adjusted operating income (loss) attributable to Enstar ordinary shareholders (numerator)
Net earnings (loss) attributable to Enstar ordinary shareholders, adjusted for:
-net realized and unrealized (gains) losses on fixed maturities and funds held-directly managed,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
-amortization of fair value adjustments,
-net gain/loss on purchase and sales of subsidiaries (if any),
-net earnings from discontinued operations (if any),
-tax effects of adjustments, and
-adjustments attributable to noncontrolling interests

Adjusted opening Enstar ordinary shareholders' equity (denominator)
Opening Enstar ordinary shareholders' equity, less:
-net unrealized gains (losses) on fixed maturities and funds held-directly managed,
-fair value of insurance contracts for which we have elected the fair value option (1),
-fair value adjustments, and
-net assets of held for sale or disposed subsidiaries classified as discontinued operations (if any)

Enstar Group Limited | Third Quarter 2023 Press Release                 14

Adjusted run-off liability earnings (%)	Adjusted PPD divided by average adjusted net loss reserves.
Calculating the RLE as a percentage of our adjusted average net loss reserves provides a more meaningful and comparable measurement of the impact of our claims management strategies on our loss portfolios across acquisition years and also to our overall financial periods.

We use this measure to evaluate the impact of our claims management strategies because it provides visibility into our ability to settle our claims obligations for amounts less than our initial estimate at the point of acquiring the obligations.

The following components of periodic recurring net incurred losses and LAE and net loss reserves are not considered key components of our claims management performance for the following reasons:

•Prior to the settlement of the contractual arrangements, the results of our Legacy Underwriting segment were economically transferred to a third party primarily through use of reinsurance and a Capacity Lease Agreement(2); as such, the results were not a relevant contribution to Adjusted RLE, which is designed to analyze the impact of our claims management strategies;
•The results of our Assumed Life segment relate only to our prior exposure to active property catastrophe business; as this business was not in run-off, the results were not a relevant contribution to Adjusted RLE;
•The change in fair value of insurance contracts for which we have elected the fair value option(1) has been removed to support comparability between the two acquisition years for which we elected the fair value option in reserves assumed and the acquisition years for which we did not make this election (specifically, this election was only made in the 2017 and 2018 acquisition years and the election of such option is irrevocable); and
•The amortization of fair value adjustments are non-cash charges that obscure our trends on a consistent basis.

We include our performance in managing claims and estimated future expenses on our defendant A&E liabilities because such performance is relevant to assessing our claims management strategies even though such liabilities are not included within the loss reserves.

We use this measure to assess the performance of our claim strategies and part of the performance assessment of our past acquisitions.

Adjusted prior period development (numerator)
Prior period net incurred losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Assumed Life operations
-amortization of fair value adjustments,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
and
Add:
-the reduction/(increase) in estimates of net ultimate liabilities and reduction in estimated future expenses of our defendant A&E liabilities.

Adjusted net loss reserves (denominator)
Net losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Assumed Life net loss reserves
-current period net loss reserves
-net fair value adjustments associated with the acquisition of companies,
-the fair value adjustments for contracts for which we have elected the fair value option (1) and
Add:
-net nominal defendant A&E liability exposures and estimated future expenses.

Adjusted total investment return (%)	Adjusted total investment return (dollars) recognized in earnings for the applicable period divided by period average adjusted total investable assets.	Provides a key measure of the return generated on the capital held in the business and is reflective of our investment strategy.

Provides a consistent measure of investment returns as a percentage of all assets generating investment returns.

We adjust our investment returns to eliminate the impact of the change in fair value of fixed maturities (both credit spreads and interest rates), as we typically hold most of these investments until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost.
Adjusted total investment return ($) (numerator)
Total investment return (dollars), adjusted for:
-net realized and unrealized (gains) losses on fixed maturities and funds held-directly managed; and
-unrealized (gains) losses on fixed maturities, AFS included within OCI, net of reclassification adjustments and excluding foreign exchange.

Adjusted average aggregate total investable assets (denominator)	Total average investable assets, adjusted for: -net unrealized (gains) losses on fixed maturities, AFS included within AOCI -net unrealized (gains) losses on fixed maturities, trading
(1) Comprises the discount rate and risk margin components.
(2) The reinsurance contractual arrangements (including the Capacity Lease Agreement) described in Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 were settled during the second quarter of 2023. As a result of the settlement, we do not expect to record any transactions in the Legacy Underwriting segment in 2023.
Enstar Group Limited | Third Quarter 2023 Press Release                 15

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of BVPS to Adjusted BVPS*:

	September 30, 2023			December 31, 2022
	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1) (2)	Ordinary Shares	Per Share Amount
	(in millions of U.S. dollars, except share and per share data)
Book value per ordinary share	$4,367	15,465,573	$282.37	$4,464	17,022,420	$262.24
Non-GAAP adjustment:
Share-based compensation plans		298,932			218,171
Adjusted book value per ordinary share*	$4,367	15,764,505	$277.01	$4,464	17,240,591	$258.92
(1) Equity comprises Enstar ordinary shareholders' equity, which is calculated as Enstar shareholders' equity less preferred shares ($510 million) prior to any non-GAAP adjustments.
(2) Enstar ordinary shareholders’ equity as of December 31, 2022 has been retrospectively adjusted for the impact of adopting ASU 2018-12. Refer to Note 8 to our condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the period ended September 30, 2023 for further information.
The table below presents a reconciliation of ROE to Adjusted ROE* and Annualized ROE to Annualized Adjusted ROE*:

	Three Months Ended
	September 30, 2023				September 30, 2022
	Net earnings (loss) (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE	Net earnings (loss) (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE
	(in millions of U.S. dollars)
Net earnings (loss)/Opening equity/ROE/Annualized ROE (1)	$38	$4,403	0.9%	3.5%	$(432)	$4,619	(9.4)%	(37.4)%
Non-GAAP adjustments:
Net realized losses on fixed maturities, AFS (2) / Net unrealized losses on fixed maturities, AFS (3)	12	550			23	574
Net unrealized losses on fixed maturities, trading (2) / Net unrealized losses on fixed maturities, trading (3)	22	337			157	329
Net realized and unrealized losses on funds held - directly managed (2) / Net unrealized losses on funds held - directly managed (3)	46	166			238	342
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (4)	12	(312)			(82)	(239)
Amortization of fair value adjustments / Fair value adjustments	4	(116)			4	(99)
Tax effects of adjustments (5)	(6)	—			(2)	—
Adjustments attributable to noncontrolling interests (6)	—	—			(42)	—
Adjusted operating income (loss)/Adjusted opening equity/Adjusted ROE/Annualized adjusted ROE*	$128	$5,028	2.5%	10.2%	$(136)	$5,526	(2.5)%	(9.8)%
(1) Net earnings (loss) comprises net earnings (loss) attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Net realized gains (losses) on fixed maturities, AFS and funds held - directly managed are included in net realized gains (losses) in our condensed consolidated statements of earnings. Net unrealized gains (losses) on fixed maturities, trading and funds held - directly managed are included in net unrealized gains (losses) in our condensed consolidated statements of earnings.
(3) Our fixed maturities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(4) Comprises the discount rate and risk margin components.
(5) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
Enstar Group Limited | Third Quarter 2023 Press Release                 16

(6) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interests associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.

	Nine Months Ended
	September 30, 2023				September 30, 2022
	Net earnings (loss) (1)	Opening equity (1)(2)	(Adj) ROE	Annualized (Adj) ROE	Net earnings (loss) (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE
	(in millions of U.S. dollars)
Net earnings (loss)/Opening equity/ROE/Annualized ROE (1)	$483	$4,464	10.8%	14.4%	$(1,133)	$5,813	(19.5)%	(26.0)%
Non-GAAP adjustments:
Net realized losses on fixed maturities, AFS (3) / Net unrealized losses on fixed maturities, AFS (4)	55	647			88	36
Net unrealized losses on fixed maturities, trading (3) / Net unrealized losses on fixed maturities, trading (4)	24	400			556	(134)
Net realized and unrealized losses on funds held - directly managed (3) / Net unrealized losses on funds held - directly managed (4)	49	780			517	9
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (5)	24	(294)			(228)	(107)
Amortization of fair value adjustments / Fair value adjustments	13	(124)			11	(106)
Tax effects of adjustments (6)	(12)	—			(6)	—
Adjustments attributable to noncontrolling interests (7)	(2)	—			(90)	—
Adjusted operating income (loss)/Adjusted opening equity/Adjusted ROE/Annualized adjusted ROE*	$634	$5,873	10.8%	14.4%	$(285)	$5,511	(5.2)%	(6.9)%
(1) Net earnings (loss) comprises net earnings (loss) attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Enstar ordinary shareholders’ equity as of December 31, 2022 has been retrospectively adjusted for the impact of adopting ASU 2018-12. Refer to Note 8 to our condensed consolidated financial statements for further information.
(3) Net realized gains (losses) on fixed maturities, AFS and funds held - directly managed are included in net realized gains (losses) in our condensed consolidated statements of earnings. Net unrealized gains (losses) on fixed maturities, trading and funds held - directly managed are included in net unrealized gains (losses) in our condensed consolidated statements of earnings.
(4) Our fixed maturities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(5) Comprises the discount rate and risk margin components.
(6) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(7) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interests associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.

Enstar Group Limited | Third Quarter 2023 Press Release                 17

The tables below present a reconciliation of RLE to Adjusted RLE* and Annualized RLE to Annualized Adjusted RLE*:

	Three Months Ended	As of			Three Months Ended
	September 30, 2023	September 30, 2023	June 30, 2023	September 30, 2023	September 30, 2023
	RLE / PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE/Annualized RLE	$15	$12,155	$12,939	$12,547	0.1%	0.5%
Non-GAAP Adjustments:
Net loss reserves - current period	—	(15)	(11)	(13)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	4	112	116	114
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	12	292	312	302
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	—	533	550	542
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	1	33	34	33
Adjusted PPD/Adjusted net loss reserves/ Adjusted RLE/Annualized Adjusted RLE*	$32	$13,110	$13,940	$13,525	0.2%	0.9%

	Three Months Ended	As of			Three Months Ended
	September 30, 2022	September 30, 2022	June 30, 2022	September 30, 2022	September 30, 2022
	RLE / PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE/Annualized RLE	$141	$11,819	$12,524	$12,172	1.2%	4.6%
Non-GAAP Adjustments:
Net loss reserves - current period	—	(36)	(25)	(31)
Assumed Life	—	(141)	(149)	(145)
Legacy Underwriting	(2)	(137)	(140)	(139)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	4	95	99	97
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(82)	305	239	272
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	—	572	574	573
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	—	35	36	36
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE/Annualized Adjusted RLE*	$61	$12,512	$13,158	$12,835	0.5%	1.9%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

Enstar Group Limited | Third Quarter 2023 Press Release                 18

	Nine Months Ended	As of			Nine Months Ended
	September 30, 2023	September 30, 2023	December 31, 2022	September 30, 2023	September 30, 2023
	RLE / PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE/Annualized RLE	$35	$12,155	$12,011	$12,083	0.3%	0.4%
Non-GAAP Adjustments:
Net loss reserves - current period	—	(15)	—	(8)
Legacy Underwriting	—	—	(139)	(69)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	13	112	124	118
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	24	292	294	293
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	2	533	572	553
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	2	33	35	34
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE/Annualized Adjusted RLE*	$76	$13,110	$12,897	$13,004	0.6%	0.8%

	Nine Months Ended	As of			Nine Months Ended
	September 30, 2022	September 30, 2022	December 31, 2021	September 30, 2022	September 30, 2022
	RLE / PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE/Annualized RLE	$476	$11,819	$11,926	$11,873	4.0%	5.3%
Non-GAAP Adjustments:
Net loss reserves - current period	—	(36)	—	(18)
Assumed Life	(29)	(141)	(181)	(161)
Legacy Underwriting	2	(137)	(153)	(146)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	11	95	106	101
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(228)	305	107	206
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	4	572	574	573
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	$1	$35	$36	$36
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE/Annualized Adjusted RLE*	$237	$12,512	$12,415	$12,464	1.9%	2.5%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

Enstar Group Limited | Third Quarter 2023 Press Release                 19

The tables below present a reconciliation of our Annualized TIR to our Annualized Adjusted TIR*:

	Three Months Ended		Nine months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(in millions of U.S. dollars)
Net investment income	$143	$116	$471	$302
Net realized losses
Fixed maturities, AFS	(12)	(23)	(55)	(88)
Funds held - directly managed	—	—	(7)	—
Net losses recognized on equity securities sold during the period	—	(11)	23	(21)
Investment derivatives	(2)	(2)	6	(2)
Net realized losses	(14)	(36)	(33)	(111)
Net unrealized (losses) gains
Fixed maturities, trading	(22)	(157)	(24)	(556)
Funds held – directly managed	(46)	(238)	(42)	(517)
Net unrealized gains (losses) recognized on equity securities still held at the reporting date	17	(82)	86	(284)
Other investments	68	(65)	180	(141)
Investment derivatives	3	(4)	—	(20)
Net unrealized gains (losses)	20	(546)	200	(1,518)
(Losses) earnings from equity method investments	(3)	(20)	22	12
Other comprehensive income:
Unrealized (losses) gains on fixed maturities, AFS, net of reclassification adjustments excluding foreign exchange	(63)	(175)	2	(657)
TIR ($)	$83	$(661)	$662	$(1,972)

Non-GAAP adjustment:
Net realized and unrealized losses on fixed maturities, AFS and trading, and funds held-directly managed	80	418	128	1,161
Unrealized losses (gains) on fixed maturities, AFS, net of reclassification adjustments excluding foreign exchange	63	175	$(2)	$657
Adjusted TIR ($)*	$226	$(68)	$788	$(154)

Total investments	$14,839	$14,226	$14,839	$14,226
Cash and cash equivalents, including restricted cash and cash equivalents	884	1,357	884	1,357
Funds held by reinsured companies	2,871	3,727	2,871	3,727
Total investable assets	$18,594	$19,310	$18,594	$19,310

Average aggregate invested assets, at fair value (1)	18,951	20,140	18,684	20,192
Annualized TIR % (2)	1.8%	(13.1)%	4.7%	(13.0)%
Non-GAAP adjustment:
Net unrealized losses on fixed maturities, AFS included within AOCI and net unrealized losses on fixed maturities, trading and funds held - directly managed	1,222	1,926	1,222	1,926
Adjusted investable assets*	$19,816	$21,236	$19,816	$21,236

Adjusted average aggregate invested assets, at fair value* (3)	$20,089	$21,728	$19,955	$21,093
Annualized adjusted TIR %* (4)	4.5%	(1.3)%	5.3%	(1.0)%
(1) This amount is a two and four period average of the total investable assets for the three and nine months ended September 30, 2023 and 2022, respectively, as presented above, and is comprised of amounts disclosed in our quarterly and annual U.S. GAAP consolidated financial statements.
(2) Annualized TIR % is calculated by dividing the annualized TIR ($) by average aggregate invested assets, at fair value.
(3) This amount is a two and four period average of the adjusted investable assets* for the three and nine months ended September 30, 2023 and 2022, respectively, as presented above.
(4) Annualized adjusted TIR %* is calculated by dividing the annualized adjusted TIR* ($) by adjusted average aggregate invested assets, at fair value*.
*Non-GAAP measure.
Enstar Group Limited | Third Quarter 2023 Press Release                 20